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                                                                   EXHIBIT 10.38
SEAFIRST BANK                                                  LOAN MODIFICATION
                                                                       AGREEMENT

This agreement amends the Revolving Note dated December 2, 1994 ("Note") and Credit Agreement dated December 2, 1994 ("Credit Agreement"), each executed by UTILX CORPORATION ("Borrower") in favor of Bank of America NW, N.A., doing business as Seafirst Bank, successor by name change to Seattle-First National Bank ("Bank"), regarding a loan in the maximum principal amount of $5,000,000 (the "Loan"). Capitalized terms used in this agreement shall have the meaning given in the Credit Agreement, as modified by any prior modification agreement. For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

1.   MATURITY DATE.  The maturity date of the Note is changed to JULY 1,1998.
Section 1.36 of the Credit Agreement is amended to change the Termination Date to JULY 1, 1998.

2. COVENANTS. Section 7.3 of the Credit Agreement is amended to read as follows:

     "7.3 WORKING CAPITAL. Maintain Current Assets which exceed Current Liabilities, measured as of each quarter end, by $13,000,000."

3. EVENTS OF DEFAULT. A new Subsection 9.1 (i) is added to the Credit Agreement, to read as follows:

          "(i) OPERATING PROFIT. Borrower shall fail to achieve (A) an operating profit of at least $1,000,000 for the fiscal year ending March 1997, or (B) a positive operating profit for the fiscal quarter ending June 1997."

4.   RELEASE OF COLLATERAL.  Bank shall release all Collateral described in
Section 4A.1 of the Credit Agreement if (A) Borrower's financial statement for the fiscal year ending March 1997 shows an operating profit of at least $1,000,000 for such fiscal year; (B) Borrower's quarterly financial statement for the quarter ending June 1997 shows a positive operating profit for said quarter; and (C) at the time of receipt by Bank of such quarterly statement, no Default has occurred and is continuing, and no event has occurred which with the giving of notice or the lapse of time would become a Default.

5. OTHER TERMS. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Credit Agreement, and all other notes, security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

     DATED as of November 27, 1996.

Bank:                                             Borrower:

SEAFIRST BANK                                UTILX CORPORATION

By:         /s/ Terry L. Jones                 By:        /s/ Larry D. Pihl
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Title:          Vice President                Title:                VP, CFO
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